UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 2, 2005

    Meredith Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Delaware
(State or Other Jurisdiction of Incorporation)

001-31514	95-4246740
(Commission File Number)	(IRS Employer Identification No.)

3000 Sand Hill Road, Building 2, Suite 120, Menlo Park, California (Address of Principal Executive Offices)	94025 (Zip Code)

    (650) 233-7140
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d)     On September 15, 2005, Meredith Enterprises, Inc. issued a press release and filed a current report on Form 8-K reporting that it had voluntarily filed with the SEC an application to delist its common stock from the American Stock Exchange (the “Amex”). The company is filing this current report on Form 8-K to report that, on November 2, 2005, the SEC granted its application to delist the company’s common stock from the Amex effective before the opening of trading on November 3, 2005. Accordingly, the company’s common stock will no longer trade on the Amex.

In accordance with the company’s plans as stated in its September 15, 2005 press release and current report on Form 8-K, the company will file a Form 15 with the SEC on November 3, 2005 to terminate registration of its common stock with the SEC and immediately suspend the company’s filing of current and periodic reports with the SEC. A copy of a press release announcing the delisting and the intention to file a Form 15 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

      99.1      Press release dated November 2, 2005

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC.

Date: November 2, 2005	/s/ Charles P. Wingard Charles P. Wingard Chief Financial Officer

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